Perrella & Associates, P.A
Certified Public Accountants
----------------------------
BUSINESS     (954) 782-4588




                                   EXHIBIT 23

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation of our report dated March 22, 2001 relating to the financial statements of XENICENT, INC. (Formerly: Great Land Development, Inc.) in the SB-2 registration statement dated on April 19, 2001 and to the reference to our firm therein under Item 13. "Experts."



Perrella  &  Associates,  P.A.
Pompano  Beach,  Florida
April  19,  2001